AMENDMENT TO THE AGREEMENT AND DECLARATION OF TRUST
                                       OF
                           PIONEER GLOBAL EQUITY FUND



         The undersigned, being at least a majority of the Trustees of Pioneer Global Equity Fund, a Delaware business trust, acting pursuant to Article IX,
Section 8 of the Agreement and Declaration of Trust dated July 26, 1996 (the "Declaration"), do hereby amend the Declaration as follows, such amendment to become effective October 8, 1996:

         Section 1.1 of the Declaration is hereby deleted and replaced with the following:

         Section 1.1 Name. The name of the Trust created hereby is "Pioneer World Equity Fund" (the "Trust").

         The second sentence of Section 5.1 is hereby deleted and replaced with the following:

         Without limiting the authority of the Trustees to establish and designate any further Series, the Trustees hereby establish a single Series which shall be designated Pioneer World Equity Fund.


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         IN WITNESS WHEREOF, the undersigned being all the Trustees of the Trust have executed this instrument as of the date first above-written.


                                     /S/JOHN F. COGAN, JR.
                                     John F. Cogan, Jr.
                                     As Trustee and not individually

                                     /S/MARGARET B. W. GRAHAM
                                     Margaret B. W. Graham
                                     As Trustee and not individually

                                     /S/JOHN W. KENDRICK
                                     John W. Kendrick
                                     As Trustee and not individually

                                     /S/MARGUERITE A. PIRET
                                     Marguerite A. Piret
                                     As Trustee and not individually

                                     /S/DAVID D. TRIPPLE
                                     David D. Tripple
                                     As Trustee and not individually

                                     /S/STEPHEN K. WEST
                                     Stephen K. West
                                     As Trustee and not individually

                                     /S/JOHN WINTHROP
                                     John Winthrop
                                     As Trustee and not individually